EXHIBIT 5


                       KRAMER LEVIN NAFTALIS & FRANKEL LLP

                                919 THIRD AVENUE

                           NEW YORK, N.Y. 10022 - 3852


                                                                47, Avenue Hoche
   TEL (212) 715-9100                                              75008 Paris
   FAX (212) 715-8000                                                France


                                              November 16, 2001


Vishay Intertechnology, Inc.
63 Lincoln Highway
Malvern, PA  19355-2120

                  Re:   Registration Statement on Form S-8
                        ----------------------------------

Ladies and Gentlemen:

            We have acted as counsel to Vishay Intertechnology, Inc., a Delaware corporation (the "Registrant"), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), with respect to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of an aggregate of 4,240,660 shares (the "Shares") of common stock, par value $0.10 per share (the "Common Stock"), to be issued pursuant to the Amended and Restated General Semiconductor, Inc. 1993 Long-Term Incentive Plan and the General Semiconductor, Inc. Amended and Restated 1998 Long-Term Incentive Plan (collectively, the "Plans").

            In connection with the registration of the Shares, we have reviewed copies of the Registration Statement, the Plans, the Registrant's Composite Amended and Restated Certificate of Incorporation, the Registrant's Amended and Restated Bylaws and such other documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby.

            We have also examined and relied upon representations, statements or certificates of public officials and officers and representatives of the Registrant.

            Based upon the foregoing, we are of the opinion that the Shares covered by the Registration Statement have been duly authorized and, upon delivery thereof and payment therefor in accordance with the terms stated in the Plans, will be validly issued, fully paid and non-assessable.

            We express no opinion with respect to the laws of any jurisdiction other than the federal laws of the United States, the Delaware General Corporation Law and the laws of the State of New York.

            We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                    Very truly yours,

                                    /s/ Kramer Levin Naftalis & Frankel LLP

                                    Kramer Levin Naftalis & Frankel LLP